SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä

Diversified Financial Resources Corporation

(Exact name of registrant as specified in its charter)

Delaware 58-2027283

(State or other jurisdiction of (I.R.S. Employer

incorporation or organization) Identification No.)

1771 Wolviston Way, San Diego, California 92154

(Address of principal executive offices)

The 2005 Benefit Plan of Diversified Financial Resources Corporation

(Full title of the plan)

John Chapman, 1771 Wolviston Way, San Diego, California 92154

(Name, address, including zip code, of agent for service)

Telephone number, including area code, of agent for service: (619) 575-7041

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amounts to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, issuable upon exercise of Options	2,000,000,000	$0.0005	$1,000,000.00	$126.70

(1) Bona fide estimate of maximum offering price solely for calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, based on the average bid and asked price of the registrant= s common stock as of January 3, 2005, a date within five business days prior to the date of filing of this registration statement.

2005 Benefit Plan of Diversified Financial Resources Corporation

Cross-Reference Sheet Pursuant to Rule 404(a)

Cross-reference between items of Part I of Form S-8 and the Section 10(a) Prospectus that will be delivered to each employee, consultant, or director who participates in the Plan.

Registration Statement Item Numbers and Headings Prospectus Heading

1. Plan Information Section 10(a) Prospectus

2. Registrant Information and Section 10(a) Prospectus

Employee Plan Annual Information

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by Diversified Financial Resources Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

1. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003.

2. All reports filed by the Company with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year ended December 31, 2003.

Prior to the filing, if any, of a post-effective amendment, that indicates that all securities covered by this Registration Statement have been sold or that de-registers all such securities then remaining unsold, all reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4. Description of Securities

The common stock of the Company being registered pursuant to this Registration Statement is part of a class of securities registered under Section 12 of the Exchange Act. A description of such securities is contained in the Company's initial Form S-4 Registration Statement filed with the Commission on December 31, 1996, and is incorporated herein by reference. (See "Item 3, Incorporation of Documents by Reference.")

Item 5. Interests of Named Experts and Counsel

No expert is named as preparing or certifying all or part of the Registration Statement to which this prospectus pertains, and no counsel for the Company who is named in this prospectus as having given an opinion on the validity of the securities being offered hereby was hired on a contingent basis or has or is to receive, in connection with this offering, a substantial interest, direct or indirect, in the Company.

Item 6. Indemnification of Directors and Officers

The Company intends to indemnify its officers and directors to the full extent permitted by Delaware law. Section Eight of Article VII of the Company's Bylaws provides that:

A No person shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended hereafter to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any amendment, repeal or modification of this Article VII shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such amendment, repeal or modification. For purposes of this Article VII, "fiduciary duty as a director" also shall include any fiduciary duty arising out of serving at the Corporation's request as a director of another corporation, partnership, limited liability company, joint venture or other enterprise, and "personal liability of the Corporation or its stockholders" also shall include any liability to such other corporation, partnership, limited liability company, joint venture, trust or other enterprise, and any liability of the Corporation in its capacity as a security holder, joint venturer, partner, beneficiary, creditor or investor of or in any such other corporation, partnership, limited liability company, joint venture, trust or other enterprise."

Under Delaware law, a corporation may indemnify its agents for expenses and amounts paid in third party actions and, upon court approval in derivative actions, if the agents acted in good faith and with reasonable care. A majority vote of the Board of Directors, approval of the stockholder or court approval is required to effectuate indemnification. The foregoing discussion of indemnification merely summarizes certain aspects of indemnification provisions under Delaware law and is limited by reference to the applicable section(s) of the Delaware General Corporation Law and Article VII of the Company's Bylaws and the Company's Articles of Incorporation, or any amendments thereto.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to officers, directors or persons controlling the Company, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by an officer, director or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

Item 7. Exemption from Registration Claimed

No restricted securities are being reoffered or resold pursuant to this Registration Statement.

Item 8. Exhibits.

The exhibits attached to this Registration Statement are listed in the Exhibit Index, which is found on page 7.

Item 9. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) To treat, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, California, on January 4, 2005.

Diversified Financial Resources Corporation

By /s/ John Chapm,an .

John Chapman as President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John Chapman, with power of substitution, as his attorney-in-fact for him, in all capacities, to sign any amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature Title Date

/s/ John Chapman President, Director January 4, 2005

John Chapman

/s/ Dennis Thompson Director January 4, 2005

Dennis Thompson

/s/ John Casey Director January 4, 2005

John Casey

INDEX TO EXHIBITS
Exhibits	SEC Ref. No.	Description of Exhibit	Page
A	4	2005 Benefit Plan of Diversified Financial Resources Corporation	7
B	5, 23(b)	Opinion and consent of Counsel with respect to the legality of the issuance of securities being issued	13

C	23(a)	Consent of Accountant	16

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THE 2005 BENEFIT PLAN

OF

DIVERSIFIED FINANCIAL RESOURCES CORPORATION

THE 2005 BENEFIT PLAN OF DIVERSIFIED FINANCIAL RESOURCES CORPORATION

Diversified Financial Resources Corporation, a Delaware corporation (the "Company"), hereby adopts The 2005 Benefit Plan of Diversified Financial Resources Corporation (the "Plan") this 4th day of January, 2005. Under the Plan, the Company may issue stock, or grant options to acquire the Company's common stock, par value $0.001 (the "Stock"), from time to time to employees of the Company or its subsidiaries, all on the terms and conditions set forth herein ("Benefits"). In addition, at the discretion of the Board of Directors, Benefits may from time to time be granted under this Plan to other individuals, including consultants or advisors, who contribute to the success of the Company or its subsidiaries but are not employees of the Company or its subsidiaries, provided that bona fide services shall be rendered by consultants and advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. No stock may be issued, or option granted under the benefit plan to consultants, advisors, or other persons who directly or indirectly promote or maintain a market for the Company's securities.

1. Purpose of the Plan. The Plan is intended to aid the Company in maintaining and developing a management team, attracting qualified officers and employees capable of assuring the future success of the Company, and rewarding those individuals who have contributed to the success of the Company. The Company has designed this Plan to aid it in retaining the services of executives and employees and in attracting new personnel when needed for future operations and growth and to provide such personnel with an incentive to remain employees of the Company, to use their best efforts to promote the success of the Company's business, and to provide them with an opportunity to obtain or increase a proprietary interest in the Company. It is also designed to permit the Company to reward those individuals who are not employees of the Company but who management perceives to have contributed to the success of the Company or who are important to the continued business and operations of the Company. The above goals will be achieved through the granting of Benefits.

2. Administration of this Plan. Administration of this Plan shall be determined by the Company's Board of Directors (the "Board"). Subject to compliance with applicable provisions of the governing law, the Board may delegate administration of this Plan or specific administrative duties with respect to this Plan on such terms and to such committees of the Board as it deems proper (hereinafter the Board or its authorized committee shall be referred to as "Plan Administrators"). The interpretation and construction of the terms of this Plan by the Plan Administrators thereof shall be final and binding on all participants in this Plan absent a showing of demonstrable error. No member of the Plan Administrators shall be liable for any action taken or determination made in good faith with respect to this Plan. Any Benefit approved by a majority vote of those Plan Administrators attending a duly and properly held meeting shall be valid. Any Benefit approved by the Plan Administrators shall be approved as specified by the Board at the time of delegation.

3. Shares of Stock Subject to this Plan. A total of Two Billion (2,000,000,000) shares of Stock may be subject to, or issued pursuant to, Benefits granted under this Plan. If any right to acquire Stock granted under this Plan is exercised by the delivery of shares of Stock or the relinquishment of rights to shares of Stock, only the net shares of Stock issued (the shares of stock issued less the shares of Stock surrendered) shall count against the total number of shares reserved for issuance under the terms of this Plan.

4. Reservation of Stock on Granting of Option. At the time any option is granted under the terms of this Plan, the Company will reserve for issuance the number of shares of Stock subject to such option until it is exercised or expires. The Company may reserve either authorized but unissued shares or issued shares reacquired by the Company.

5. Eligibility. The Plan Administrators may grant Benefits to employees, officers, and directors of the Company and its subsidiaries, as may be existing from time to time, and to other individuals who are not employees of the Company or its subsidiaries, including consultants and advisors, provided that such consultants and advisors render bona fide services to the Company or its subsidiaries and such services are not rendered in connection with the offer or sale of securities in a capital-raising transaction. In any case, the Plan Administrators shall determine, based on the foregoing limitations and the Company's best interests, which employees, officers, directors, consultants and advisors are eligible to participate in this Plan. Benefits shall be in the amounts, and shall have the rights and be subject to the restrictions, as may be determined by the Plan Administrators, all as may be within the provisions of this Plan.

6. Term of Options issued as Benefits and Certain Limitations on Right to Exercise.

a. Each option issued as a benefit hereunder ("Option") shall have its term established by the Plan Administrators at the time the Option is granted.

b. The term of the Option, once it is granted, may be reduced only as provided for in this Plan and under the express written provisions of the Option.

c. Unless otherwise specifically provided by the written provisions of the Option or required by applicable disclosure or other legal requirements promulgated by the Securities and Exchange Commission ("SEC"), no participant of this Plan or his or her legal representative, legatee, or distributee will be, or shall be deemed to be, a holder of any shares subject to an Option unless and until such participant exercises his or her right to acquire all or a portion of the Stock subject to the Option and delivers the required consideration to the Company in accordance with the terms of this Plan and then only as to the number of shares of Stock acquired. Except as specifically provided in this Plan or as otherwise specifically provided by the written provisions of the Option, no adjustment to the exercise price or the number of shares of Stock subject to the Option shall be made for dividends or other rights for which the record date is prior to the date on which the Stock subject to the Option is acquired by the holder.

d. Options shall vest and become exercisable at such time or times and on such terms as the Plan Administrators may determine at the time of the grant of the Option.

e. Options may contain such other provisions, including further lawful restrictions on the vesting and exercise of the Options as the Plan Administrators may deem advisable.

f. In no event may an Option be exercised after the expiration of its term.

g. Options shall be non-transferable, except by the laws of descent and distribution.

7. Exercise Price. The Plan Administrators shall establish the exercise price payable to the Company for shares to be obtained pursuant to Options which exercise price may be amended from time to time as the Plan Administrators shall determine.

8. Payment of Exercise Price. The exercise of any Option shall be contingent on receipt by the Company of the exercise price paid in either cash, certified or personal check payable to the Company.

9. Withholding. If the grant of a Benefit hereunder, or exercise of an Option given as a Benefit is subject to withholding or other trust fund payment requirements of the Internal Revenue Code of 1986, as amended (the A Code"), or applicable state or local laws, the Company will initially pay the optionee's liability and will be reimbursed by optionee no later than six months after such liability arises and optionee hereby agrees to such reimbursement terms.

10. Dilution or Other Adjustment. The shares of Stock subject to this Plan and the exercise price of outstanding Options are subject to proportionate adjustment in the event of a stock dividend on the Stock or a change in the number of issued and outstanding shares of Stock as a result of a stock split, consolidation, or other recapitalization. The Company, at its option, may adjust the Options, issue replacements, or declare Options void.

11. Benefits to Foreign Nationals. The Plan Administrators may, in order to fulfill the purpose of this Plan and without amending this Plan, grant Benefits to foreign nationals or individuals residing in foreign countries that contain provisions, restrictions, and limitations different from those set forth in this Plan and the Benefits made to United States residents in order to recognize differences among the countries in law, tax policy, and custom. Such grants shall be made in an attempt to give such individuals essentially the same benefits as contemplated by a grant to United States residents under the terms of this Plan.

12. Listing and Registration of Shares. Each Option shall be subject to the requirement that if at any time the Plan Administrators shall determine, in their sole discretion, that it is necessary or desirable to list, register, or qualify the shares covered thereby on any securities exchange or under any state or federal law, or obtain the consent or approval of any governmental agency or regulatory body as a condition of, or in connection with, the granting of such Option or the issuance or purchase of shares thereunder, such Option may not be exercised in whole or in part unless and until such listing, registration, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Plan Administrators.

13. Expiration and Termination of this Plan. This Plan may be abandoned or terminated at any time by the Plan Administrators except with respect to any Options then outstanding under this Plan. This Plan shall otherwise terminate on the earlier of the date that is five years from the date first appearing in this Plan or the date on which the two billionth share is issued hereunder.

  Amendment of this Plan. This Plan may be amended more than once during the plan period, and at any time to comport with changes in the Code or the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder. The Plan Administrators may modify and amend this Plan in any respect; provided, however, that to the extent such amendment or modification would cause this Plan to no longer comply with the applicable provisions of the Code governing incentive stock benefits as they may be amended from time to time, such amendment or modification shall also be approved by the shareholders of the Company.

15. Adjustments Upon Change in Capitalization. The number and class of shares subject to each outstanding Stock Option, the Exercise Price thereof (and the total price), the maximum number of Stock Options that may be granted under this Plan, the minimum number of shares as to which a Stock Option may be exercised at any one time, and the number and class of shares subject to each outstanding Award, shall not be proportionately adjusted in the event of any increase or decrease in the number of the issued shares of the Common Stock which results from a split-up, reverse split, forward split or consolidation of shares, payment of a stock dividend or dividends exceeding a total of five percent for which the record dates occur in any one fiscal year, a recapitalization (other than the conversion of convertible securities according to their terms), a combination of shares or other like capital adjustment, so that upon exercise of the Stock Option, the Employee shall receive the number and class of shares the Employee would have received prior to any such capital adjustment becoming effective and the Employee shall receive the number and class of shares the Employee would have received prior to any such capital adjustment becoming effective.

Upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation or in which the Company survives as a wholly-owned subsidiary of another corporation, or upon a sale of all or substantially all of the property of the Company to another corporation, or any dividend or distribution to stockholders of more than 10 percent of the Company's assets, adequate adjustment or other provisions shall be made by the Company or other party to such transaction so that there shall remain and/or be substituted for the Option Shares granted under this plan, the shares, securities or assets which would have been issuable or payable in respect of or in exchange for such Option Shares then remaining, as if the Employee had been the owner of such shares as of the applicable date. Any securities so substituted shall be subject to similar successive adjustments.

ATTEST:

_/s/ John Chapman_____

John Chapman, President

Michael Golightly

59 West 100 South

Second Floor Telephone: (801) 575-8073 ext 105

Attorney at Law Salt Lake City, Utah 84101 Facsimile: (801) 575-8092

Admitted in Texas and Utah

January 4, 2005

Board of Directors

Diversified Financial Resources Corporation

1771 Wolviston Way

San Diego, California 92154

Re: Legality and Authorization of Shares To Be Registered Under Form S-8 Registration Statement

To the Board of Directors of Diversified Financial Resources Corporation

I have acted as special counsel for Diversified Financial Resources Corporation, a Delaware corporation (the "Company"), in the limited capacity of rendering an opinion regarding the legality and authorization of the shares proposed to be registered under a registration statement on Form S-8 (the A Registration Statement") to be filed with the Securities and Exchange Commission ("the Commission") under the Securities Act of 1933, as amended, ("the Act"). The Company is registering a Benefit Plan entitled "The 2005 Benefit Plan of Diversified Financial Resources Corporation" (the "Benefit Plan") pursuant to which the Company has authorized the issuance of Two Billion (2,000,000,000) shares of the Company's common stock, par value $0.001 (the "Shares").

This opinion letter (this ":Opinion") is governed by, and shall be interpreted in accordance with the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, limitations, all as more particularly described in the Accord, and this Opinion should be read in conjunction therewith.

In connection with the preparation of this Opinion, I have examined the following:

1. The Company's Articles of Incorporation and amendments thereto and Bylaws as submitted to me by the Company pursuant to my request for same;

2. The Registration Statement herein referenced;

3. A Board of Directors Resolution, dated January 3, 2005, authorizing and approving the Company's 2005 Benefit Plan and the preparation of the Registration Statement;

4. The Company's Section 10(a) Prospectus for the Registration Statement;

5. The Company's Form 10-KSB for the fiscal year ended December 31, 2003 and the Company's Form 10-QSB for the quarterly periods ended March 31, 2004, June 30, 2004, and September 30, 2004;

6. Such other documents as I have deemed necessary for the purposes of this Opinion.

You have represented to me that the Company is current in its filings with the Commission, that the Company's board of directors has authorized the filing of a Form S-8 and that the quantity of shares to be included in the Form S-8 is available for issuance based on the quantity authorized for issuance in the Company's Articles of Incorporation and on the amount of shares actually issued and outstanding.

Additionally, I have made such investigations of federal law as I have considered necessary and appropriate to form a basis for this opinion. My opinion is qualified by the scope of the review specified herein and I make no representations as to the sufficiency of my investigation for this opinion. I further expressly exempt from this opinion any representations as to the completeness, adequacy, accuracy or any other aspect of the financial statements incorporated in the Registration Statement.

The documentation and representations provided to me for this opinion by the Company and its duly authorized representatives indicate that the Company is validly organized under the laws of the State of Delaware; the Company is current in its filings with the Commission; the Company's Board of Directors has authorized the Benefit Plan; the Company's Board of Directors has authorized the filing of the Registration Statement; and that the Two Billion (2,000,000,000) shares to be included in the Registration Statement are available for issuance based upon corporate documentation and on the amount of shares actually issued and outstanding. As such, I am of the opinion that the Shares herein referenced have been duly and validly authorized and that subject to compliance with all provisions of the Plan, the Shares will be validly issued as fully paid and non-assessable shares of common stock in the Company.

The opinion set forth above is predicated upon and limited to the correctness of the assumptions set forth herein and in the Accord, and is further subject to qualifications, exceptions, and limitations set forth below:

  I am admitted to practice law in the State of Utah and the State of Texas. I am not admitted to practice law in the State of Delaware or in any other jurisdiction where the Company may own property or transact business. This opinion is with respect to federal law only and I have not consulted legal counsel from any other jurisdiction for the purpose of the opinion contained herein. I expressly except from this opinion any opinion as to whether or to what extent a Delaware court or any other court would apply Delaware law, or the law of any other state or jurisdiction, to any particular aspect of the facts, circumstances and transactions that are the subject of this opinion.

  In expressing the opinion set forth herein, I have assumed the authenticity and completeness of all corporate documents, records and instruments provided to me by the Company and its representatives. I have assumed the accuracy of all statements of fact contained therein. I have assumed that all information and representations made or provided to me by the Company or its authorized representatives is correct and that there are shares available to be issued pursuant to the Plan. I have further assumed the genuineness of signatures (both manual and conformed), the authenticity of documents submitted as originals, the conformity to originals of all copies or faxed copies and the correctness of all such documents.

  In rendering the opinion that the Shares to be registered pursuant to Form S-8 and issued under the Plan will be validly issued, fully paid and nonassessable, I assumed that: (1) the Company's board of directors has exercised or will exercise good faith in establishing the value paid for the Shares; (2) all issuances and cancellation of the Capital Stock of the Company will be fully and accurately reflected in the Company's stock records as provided by the Company's transfer agent; and (3) the consideration, as determined by the Company's board of directors, to be received in exchange for each issuance of common stock of the Company will have been paid in full and actually received by the Company when the Shares are actually issued.

  I expressly except from the opinion set forth herein any opinion concerning the need for compliance by any party, and in particular by the Company, with the provisions of the securities laws, regulations, and/or rules of the United States of America, the State of Delaware or any other jurisdiction with regard to any other issue not expressly addressed herein, which exclusion shall apply, but not be limited to, the subsequent tradeability of the Shares on either state or federal level.

  I have assumed that the Company is satisfying the substantive requirements of Form S-8 and I expressly disclaim any opinion regarding the Company's compliance with such requirements, whether they are of federal or state origin, or any opinion as to the subsequent tradeability of any Shares issued pursuant to the Benefit Plan.

  The opinion contained in this letter is rendered as of the date hereof, and I undertake no and disclaim any, obligation to advise you of any changes in or any new developments which might affect any matters or opinions set forth herein.

  I have made no independent verification of the facts asserted to be true and accurate by authorized representatives of the Company and have assumed that no person or entity has engaged in fraud or misrepresentation regarding the inducement relating to, or the execution or delivery of, the documents reviewed.

  Certain of the remedial provisions of the 2005 Benefit Plan may be further limited or rendered unenforceable by other applicable laws and interpretations.

This Opinion is valid only as of the signature date and may be relied upon by you only in connection with filing of the S-8 Registration Statement. I hereby consent to its use as an exhibit to the Registration Statement. However, this opinion may not be used or relied upon by you or any other person for any purpose whatsoever, except to the extent authorized in the Accord, without, in each instance, my prior written consent. In the event that any of the facts are different from those which have been furnished to me and upon which I have relied, the conclusions as set forth above cannot be relied upon.

Nothing herein shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above. By giving you this opinion and consent, I do not admit that I am an expert with respect to any part of the Registration Statement or prospectus within the meaning of the term "expert" as used in Section 11 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Michael Golightly

Michael Golightly

Attorney at Law

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We consent to the incorporation by reference to Form S-8 of our report dated April 2, 2004 with respect to the consolidated financial statements of Diversified Financial Resources Corporation included in the Annual Report on Form 10-KSB for the year ended December 31, 2003.

/s/ Jones Simkins, P.C.

JONES SIMKINS, P.C.

Logan, Utah

January 4, 2005